EXHIBIT 23.4





            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report to Snyder Oil Corporation dated March 20, 1996 and appearing as an exhibit to Snyder Oil Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to all references to our firm included as a part of this Registration Statement on Form S-3 to be filed on or about August 8, 1996.

                                   NETHERLAND, SEWELL & ASSOCIATES, INC.


                                   By:  /s/ FREDERIC D. SEWELL
                                      ----------------------------
                                      Frederic D. Sewell
                                      President

Dallas, Texas
August 8, 1996